EXHIBIT 99.1

Investors May Contact: Stacey Yonkus Director, Investor Relations (212) 885-2512 investor@asburyauto.com

Reporters May Contact: Kevin Brown RF|Binder Partners (212) 994-7537 Kevin.Brown@RFBinder.com

Asbury Automotive Group Declares Quarterly Dividend

New York, NY, October 24, 2006 - Asbury Automotive Group, Inc. (NYSE :ABG), one of the largest automotive retail and service companies in the U.S., today announced that its board of directors has declared a quarterly cash dividend of $0.20 per share of common stock.  The dividend is payable on November 16, 2006, to shareholders of record at the close of business on November 2, 2006.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 87 retail auto stores, encompassing 120 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward- looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that the Company will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

###